SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Definitive information statement

GLOBAL BIOTECH CORP.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DEFINITIVE INFORMATION STATEMENT

DATED: July 3, 2006

GLOBAL BIOTECH CORP.

2515 Guenette

Montreal, Quebec H4R 2E9

Tel: 514-935-8589

INFORMATION STATEMENT

This information statement (the “Information Statement”) is furnished to the shareholders of Global Biotech Corp., a Delaware corporation (the “Company”), with respect to certain corporate actions of the Company.

The corporate actions involve three proposals (individually, a “Proposal” and collectively, the “Proposals”):

1. To elect the directors, each to serve until the next annual meeting of the Company’s shareholders or until their successors are duly elected and qualified;

2. To approve a proposal to reverse split the issued common stock, par value $0.0001 per share, of the Company, by a ratio of 1:10, from 49,265,500 shares to 4,926,550 shares;

3. To approve an amendment to the Company’s Certificate of Incorporation to change its name from Sword Comp-Soft Corp. to Global Biotech Corp.

ONLY THE COMPANY’S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON July 3, 2006 (THE “RECORD DATE”) ARE ENTITLED TO NOTICE OF THE PROPOSAL. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF 50% OF THE COMPANY’S 49,265,500 ISSUED AND OUTSTANDING SHARES ENTITLED TO VOTE ON THE PROPOSALS HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSALS. AS A RESULT, THE PROPOSALS SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY.

BY ORDER OF THE BOARD OF DIRECTORS

LOUIS GRECO, PRESIDENT, DIRECTOR

Montreal, Quebec

July 3, 2006

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company’s shareholders as of the close of business on the record date of corporate action to be taken pursuant to the affirmative vote of the majority of common stock outstanding at the record date. Pursuant to the acceptance by the shareholders of the majority of the common shares outstanding and in the case of the election of directors the plurality of the shares present at the meeting, the company is expected to act upon certain corporate matters outlined in this information statement, which action is expected to take place during July 2006, consisting of (1) the election of directors; (2) to reverse split the issued common stock, par value $0.0001 per share, of the Company, by a ratio of 1:10, from 49,265,500 shares to 4,926,550 shares; (3) to change our corporate name to Global Biotech Corp.

WHO IS ENTITLED TO VOTE?

Each outstanding share of common stock as of record on the close of business on the record date, July 3, 2006, will be entitled to notice of each matter to be voted upon; however, a principal shareholder of the Company will hold in excess of fifty percent (50%) of the Company’s 49,925,500 issued and outstanding shares of common stock and has indicated that it will vote in favor of the proposals. Under Delaware corporate law, all the activities requiring shareholder approval my be taken by obtaining the written consent and approval of 50.01% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposals is required. As per Section 14 of the Securities Exchange Act of 1934, Global Biotech Corp. will mail to all shareholders of record the information set forth in this Information Statement.

WHAT CORPORATE MATTERS WILL THE SHAREHOLDERS VOTE ON?

•	To elect the directors, each to serve until the next annual meeting of the Company’s shareholders or until their successors are duly elected and qualified;

•	To approve a proposal to reverse split the issued common stock, par value $0.0001 per share, of the Company , by a ratio o 1:10, from 49,265,500 shares to 4,926,550 shares; and

•	To approve an amendment to the Company’s Certificate of Incorporation to change its name from Sword Comp-Soft Corp. to Global Biotech Corp.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

ELECTION OF DIRECTORS.

For the election of directors, the affirmative vote of a plurality of the votes of the shares present at the meeting.

REVERSE SPLIT OF SHARES OF COMMON STOCK, BY A RATIO OF 1:10 AND TO CHANGE OUR CORPORATE NAME

For the approval to reverse split the 49,925,500 issued common shares by a ratio of 1:10 and to approve an Amendment to the Company’s Certificate of Incorporation to Change the Corporate name to Global Biotech Corp. the affirmative vote of a majority of the shares of common stock outstanding on the record date, will be required for approval.

As of June 20, 2006, other than the persons identified below, no person owned beneficially more than five percent (5%) of the Company’s common stock. There are no other classes or series of capital stock outstanding. As of June 20, 2006, the Company had 49,265,500 shares of common stock outstanding.

COMMON STOCK BENEFICIALLY OWNED

NAME/ADDRESS	NUMBER OF SHARES	PERCENT

First Link Associates	30,700,000	62.32%

362 Road Town

Tortola, British Virgin Islands

(represented by Valentin Cimpan)

DIRECTORS AND EXECUTIVE OFFICERS

The following table presents certain information regarding the beneficial ownership of all shares of common stock at June 20, 2006 for each executive officer and director of the Company. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. As of June 20, 2006, the Company had 49,925,500 shares of common stock outstanding.

COMMON STOCK BENEFICIALLY OWNED

NAME AND ADDRESS	NUMBER	PERCENT

Louis Greco (1)	20,000	0.00%

2515 Guenette

Montreal, Quebec H4R 2E9

Perry Choiniere (1)	50,000	0.00%

2515 Guenette

Montreal, Quebec H4R 2E9

All Officers and Directors as a Group	70,000	0.00%

(1) All Officers and Directors use the corporate address

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We are not aware of any other instances for the most recent fiscal year when an executive officer, director or owner of more than ten percent (10%) of the outstanding shares of common stock failed to comply with reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS STANDING FOR ELECTION

The Board of Directors of the Company currently consists of five seats. Each director holds office until the first annual meeting of shareholders following their election or appointment and until their successors have been duly elected and qualified. At present, the Company’s bylaws require no fewer than one director. Upon the election of the nominated slate of directors, there will be no vacancy on the Board of Directors.

The Board of Directors has nominated Louis Greco, Perry Choiniere, Pierre Marois, Jean Pierre Robichaud and Paolo Mori for election as directors. The nominees for directors have previously served as members of the Board of Directors of the Company and have consented to serve such term.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

DIRECTORS

Louis Greco, Age 50

Mr. Greco received his B. Comm. from McGill University in Montreal, Canada in 1974. Mr. Greco has been involved with a variety of consumer oriented industries in his 30 years in business. From a fiscal point of view, he was a branch manager of the National Bank from 1975-1980. During the next decade, to 1990, he was the manager of a chain of video outlets, as well as involved with sales. From 1990 to 1995, he co-owned a retail food establishment. Between 1996 and present he has worked as sales consultant to the national divisions of 2 multinational office technology corporations, Minolta (Canada) and Panasonic Canada. Mr. Greco’s management, sales and financial skills will greatly aid Global.

Appointed to the Board on November 1, 2003

Perry Choiniere , Age 42

Mr. Choiniere has been involved in a number of consumer oriented ventures for more than 20 years. He started his career in the customer service field for a large provider of heating oil to residential and commercial users. For most of the next 2 decades he either managed or ran several businesses involved in the maintenance and construction sectors, dealing directly with the public but also being responsible for the day to day administration of the aforesaid businesses. For the last 4 years to date, he has been involved with the negotiations and sales of products, both domesticly and internationally, in the pharmaceutical and nutritional industries. To Global he brings a broad knowledge of running a business and an expertise in dealing with the consumer.

Appointed to the Board on May 15, 2006

Dr. Pierre Marois, Age 53

Dr. Marois, already the Director of Special Projects at Global has been elevated to its Chief Science Officer and a Director. Dr. Marois received his medical degree from the University de Montreal in 1978 and his specialization certificate, from the College of Doctors and Surgeons of Canada, in 1979. He is a well respected physician at St. Justine’s Hospital in Montreal, Canada, and several other pediatric hospitals specializing in rehabilitative and epidermal medicine, for the past 25 years. Dr. Marois has initiated countless research projects into neuromuscular sicknesses and cerebral paralysis. Dr. Marois has specific expertise in the oxygenation process, having been one of the leaders of a research team involved in oxygenation projects from 1998-2001 for which he received the inaugural Richard A. Neubauer award. He has participated in symposiums, lectures and written numerous articles on the subject, for the past decade.

Appointed to the Board on May 15, 2006

Jean Pierre Robichaud, Age 53

Mr. Robichaud has been involved in sales since 1979, reaching the level of corporate Vice-President since 1995. He has extensive experience in sales in the food industry, dealing with retail pharmacy outlets and, for the last 11 years, the water industry. Which ever company or industry he was involved with thrived. Mr. Robichaud has dealt with major consumer companies, Canadian Tire, Walmart, etc., and greatly increased product sales volume and the retail shelf space allocated to it. Global should prove to be another one of his great successes.

Appointed to the Board on May 15, 2006

Paulo Mori , Age 62

Mr. Mori is a highly successful businessman in Quebec, Canada. Mr. Mori has been involved in real estate development and construction for the past years. His financial acumen will help him evaluate Global’s fiscal position and strengthen its overall business structure.

Appointed to the Board on November 1, 2003

MEETINGS

During the Company’s fiscal year ending November 30, 2005, the Board of Directors met on 4 occasions. All the directors, who were a part of the Board of Directors during the fiscal year, attended at least 75% of the total number of meetings of the Board, during their tenure.

None of the directors or officers are an adverse party to any proceeding in connection with Millenia Hope Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as described under the heading “Executive Compensation” there are no material transactions with any of our directors, officers or control persons that have occurred during the last fiscal year.

COMPENSATION OF DIRECTORS

The Board of Directors has not received compensation for acting as a director

EXECUTIVE COMPENSATION

The following table shows all the cash compensation paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years ended November 30, 2005, 2004, 2003, to the Company’s named executive officers. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to any executive officer during these fiscal years.

SUMMARY COMPENSATION TABLE

Annual Compensation	Long-Term Compensation
—————————–	———————————
Fiscal	Salary	Bonus	Other Annual	Restricted	Securities
Name and Principal	Year	Compensation	Stock Award(s)	Underlying
Position	Options

Anthony Ierfino	2005	$95,000	0	0	0	0
(former CEO, President-	2004	$40,000	0	0	0	0
Director)	2003	$0	0	0	0	0

No other Officer received any sort of Compensation in 2003, 2004 or 2005

COMMITTEES OF THE BOARD OF DIRECTORS

We do not currently have a Nominating, Audit or Compensation Committee. The Board does not believe that it is necessary to have a Nominating Committee because it believes that the functions of a Nominating Committee can be adequately performed by its Board of Directors.

NOMINATING COMMITTEE

The Company does not have a separately designated standing nominating committee or a committee performing similar functions. The entire Board of Directors of the Company acts as the nominating committee and selects candidates to stand for election as members of the Board of Directors.

The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrates an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct. The Committee also examines a candidate’s specific experiences and skills, time availability, potential conflicts of interest and independence from management and the Company. Candidates may be identified through various means including by asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, by the retention of third party consultants to assist in this process, and by considering director candidates recommended by shareholders although no formal procedures for submitting names of candidates has been adopted. In considering candidates, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration other factors it determines to be relevant, such as the number of shares held by a recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must include the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected and nominated. The shareholder recommendation and information must be sent to Global Biotech Corp., 2515 Guenette, Montreal, Quebec, Canada, H4R 2E9. Once a potential candidate has been identified, the Committee may collect and review information regarding the candidate to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, personal contact with the candidate may be made and further review of the candidate’s accomplishments, qualifications and willingness to serve may be undertaken and compared to other candidates. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration other factors, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Shareholder Communications with Directors

The Board of Directors recommends that stockholders initiate any communications with the Board in writing and send them in care of the Chief Operating Officer. Stockholders can send communications by fax to (514) 333-0627 or by mail to to Global Biotech Corp., 2515 Guenette, Montreal, Quebec, Canada, H4R 2E9. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the COO to forward such correspondence only to the intended recipients; however, the Board has also instructed the COO, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

PROPOSAL 2 – REVERSE SPLIT OF COMMON SHARES ISSUED TO JUNE 20, 2006 BY A RATIO OF 1:10

There are certain advantages and disadvantages of voting for the 1:10 reverse split.

The advantages include:

•

The corporation has concluded an Agreement to acquire a new technology and will switch the line of business that it is in, specifically to enter the beverage market and the oxygenated and specialty beverages niche. In order to make this Agreement worthwhile to the corporation selling us this technology, we agreed to issue to then 20 million post-reverse restricted common shares. The reverse split that the corporation agreed to was a ratio of 1:10. This will mean that if this reverse split is approved and we conclude the Agreement there will be under 30 million common shares of the corporation outstanding. Fewer outstanding issued shares will give us a higher E.P.S., once we start to have income from our new business, and consequently a higher stock price, once we are listed for trading.

The disadvantages include:

•

Diminution of the number of shares held by our existing shareholders. If our shares do not attain a price that would be 10 times higher than without this reverse split, the existing shareholders will have less value. Given that without this Agreement we currently have no business, the estimated value of our shares, which are not currently listed for trading on the public markets, is very low.

PROPOSAL 3 - AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Company’s Board of Directors proposes an amendment to the Company’s Certificate of Incorporation to change the Company name from Sword Comp-Soft Corp. to Global Biotech Corp.

The amendment to the Company’s Certificate of Incorporation shall be filed with the Delaware Secretary of State so that the first paragraph of Article IV of the Certificate of Incorporation shall be as follows:

The name of the Corporation is: Global Biotech Corp.

We feel that the new proposed corporate name, as opposed to our current one, more properly reflects the business areas that we want to be in.

DESCRIPTION OF SECURITIES COMMON STOCK

The current authorized capital stock of the Company consists of 70,000,000 shares of common stock, par value $0.0001 per share. As of June 20, 2006, the Company had 49,265,500 shares of common stock issued and outstanding. Each share of the Company’s common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company’s common stock are entitled to receive rateably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Holders of the Company’s common stock have no pre-emptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company’s common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share rateably in all assets remaining after payment of liabilities. Additional information can be found in our Certificate of Incorporation and our Bylaws, which were filed as exhibits to our registration statement on Form SB-2 filed with the SEC on October 19, 2000.

OPTIONS, WARRANTS, OTHER CONVERTIBLE SECURITIES

OPTIONS

There are no outstanding options.

WARRANTS

There are no outstanding warrants.

TRANSFER AGENT AND REGISTRAR

The Company’s transfer agent is Intercontinental Registrar & Transfer Agency Inc., 900 Buchanan Blvd, Boulder City, Nevada 89005.

Its telephone number is (702) 293-6717.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION

AUTHORIZED AND UNISSUED STOCK

Authorized but unissued shares of common stock, if approved, would be available for future issuance without our shareholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management, which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company’s management.

INDEPENDENT ACCOUNTANTS

The firm of Armando C. Ibarra served as our Company’s independent accountants for the fiscal year ended November 30, 2005 in connection with the audit. The auditors will not be attending the meeting nor making any statement.

AUDIT FEES

The aggregate fees billed for professional services rendered was $2,500 for the audit of the Company’s annual financial statement for the year ended November 30, 2005 and reviews of its interim financial statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

For the fiscal year ended November 30, 2005 there were $-0- in fees billed for professional services by the Company’s independent auditors rendered in connection with, directly or indirectly, operating or supervising the operation of its information system or managing its local area network.

ALL OTHER FEES

There were $0 in fees billed for other services by the principal accountant for the fiscal year ended November 30, 2005.

ADDITIONAL INFORMATION

INCORPORATION BY REFERENCE

Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to the Company’s Annual Report on Form 10-KSB for the year ended November 30, 2005.

AVAILABILITY OF FORM 10-KSB

A copy of our annual Report on Form 10-KSB for the fiscal year ended November 30, 2005, which has been filed with the Securities and Exchange Commission, including the financial statements, will be provided without charge to any

Stockholder or beneficial owner of our Common Stock upon written request to Perry Choiniere, Chief Operating Officer, 2515 Guenette, Montreal, Quebec, Canada, H4R 2E9.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Louis Greco

——————–

Louis Greco

President

Montreal, Quebec

July 3, 2006